EXHIBIT 23.1

CONSENT
We have issued our report dated October 3, 1996, except for Note 20, the date of which is January 13, 1997, accompanying the financial statements and schedule of Doctors Health System, Inc. contained in Amendment No. 6 to the Registration Statement and Prospectus (Form S-1). We consent to the use of the aforementioned report in the Amended Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


Baltimore, Maryland
January 16, 1997